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                                                                       EXHIBIT C

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE LAWS OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

                            INDUSTRIAL HOLDINGS, INC.

     This Warrant Certificate certifies that First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership, ("Holder"), is the owner of a warrant ("Warrant") which represents the right to subscribe for and purchase from T-3 Energy Services, Inc., a Delaware corporation (the "Company"), 313,943 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), for an exercise price per share of $12.80 per share (subject to adjustment as provided herein) (the "Exercise Price").

    1. Exercise of Warrant

    The Warrant may be exercised by Holder, in whole or in part by (a) surrender of this Warrant Certificate at the principal office of the Company at (or such other office or agency of the Company as may be designated by notice in writing to Holder at the address of such Holder appearing on the books of the Company) with the appropriate form attached hereto duly exercised, at any time within the period beginning on the date hereof and expiring at 5:00 p.m. Houston, Texas time, on tenth anniversary of date of issuance (the "Exercise Period") and (b) delivery to the Company of a certified or cashier's check for the amount of the Exercise Price for such shares. Holder shall become the record owner of the shares of Common Stock so purchased as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased shall be delivered to Holder promptly and in no event later than ten days after this Warrant shall have been so exercised, and, unless this Warrant has expired or been exercised in full, a new Warrant Certificate representing the then-unexercised portion of this Warrant also shall be delivered to Holder within such time.

    2. Adjustment of Exercise Price and Number of Shares of Common Stock Issuable Upon Exercise of Warrant

    2.1. Certain Adjustments. The number and kind of securities purchasable upon the exercise of the Warrant and payment of the Exercise Price shall be subject to adjustment as follows:

        (a) Stock Dividends, Splits, etc. In case the Company shall at any time prior to the expiration of the Exercise Period (i) pay a dividend in shares of Common Stock or make a distribution to all holders of shares of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that Holder shall be entitled to receive upon exercise of the Warrant the kind and number of shares of Common Stock or other securities of the Company that it would have owned or have been entitled to receive after the happening of any of the events described above had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective on the effective date of such event retroactive to the record date, if any, for such event.

        (b) Exercise Price Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price per share of Common Stock payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

    2.2. Preservation of Purchase Rights Upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or other entity or in case of any sale or conveyance to another corporation or other entity of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation or other entity, as the case may be, shall execute with Holder an agreement that Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property that it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. The Company shall mail by first-class mail, postage prepaid, to Holder, notice of the execution of any such agreement. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 2 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger, sale or conveyance described herein unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Section 2 and the obligations to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to acquire.

    2.3. Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrant or the Exercise Price is adjusted, as provided in Section 2, the Company or its successor shall promptly notify the Holder in writing of such adjustment(s) or of



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any effect of such event hereupon, and shall deliver to such Holder a statement setting forth the number of shares of Common Stock or other securities or property, as the case may be, purchasable upon exercise of the Warrant and the Exercise Price after any such adjustment or event, setting forth a brief statement of the facts requiring such adjustment or notice of such event and setting forth the computation by which such adjustment was made.

    2.4. Warrant Certificates. The form of this Warrant Certificate need not be changed because of any change in the Exercise Price or in the number or kind of shares purchasable upon the exercise of the Warrant.

    2.5. Record Date Notices. In the event of any (a) capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation, share exchange or merger involving the Company; or (b) voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will mail to Holder at least 20 days before the earliest date specified therein, a written notice specifying the date on which any such reorganization, reclassification, transfer, consolidation, share exchange, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

    3. Reservation and Authorization of Common Stock

    The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of the Warrant represented by this Warrant Certificate will, upon issuance, be validly issued, fully paid and nonassessable and free of all transfer taxes, liens and charges with respect to the issue thereof, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrant evidenced by this Warrant Certificate, sufficient shares of Common Stock to provide for the exercise of the Warrant represented by this Warrant Certificate and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrant may be so issued without violation of any applicable law or regulation, or any requirement of any securities exchange upon which any capital stock of the Company may be listed. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the issue or transfer of shares of Common Stock upon exercise of the Warrant, in addition to the other remedies as may be available to the Holder for such failure, the Company will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

    4. No Fractional Shares

    No certificates representing fractional shares of Common Stock shall be issuable upon any exercise of this Warrant. The Company shall, in respect of any fraction of a share, make a payment in cash based on the fair market value of the Common Stock determined in good faith by the Board of Directors.

    5. No Voting Rights

    This Warrant Certificate shall not entitle the holder hereof to any voting rights or other rights or liabilities as a stockholder of the Company.

    6. Closing of Books

    The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of a Warrant.

    7. Warrant Exchangeable; Loss, Theft

    This Warrant Certificate is exchangeable, upon the surrender hereof by Holder at the office or agency of the Company referred to in Section 1, for new Warrant Certificates of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designated by said holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, or upon surrender or cancellation of this Warrant Certificate, the Company will issue to the holder hereof a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

    8. Right to Convert Warrants.

    (a) The Holder shall have the right to convert this Warrant (the "Conversion Right"), in whole or in part, at any time prior to the expiration of the Exercise Period, into shares of Common Stock as provided for in this Section 8. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the number of warrants being exercised at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price for the number of warrants being exercised in effect immediately prior to the exercise of the Conversion Right from the amount obtained by multiplying the number of shares of Common Stock issuable upon such exercise of the Warrant by the Current Market Price of the Common Stock by (y) the Current Market Price of one share of Common Stock.

    (b) The Conversion Right may be exercised by the Holder, at any time during the Exercise Period, on any business day by delivering a written notice in the form attached hereto (the "Conversion Notice") to the Company at the offices of the Company designated in Section 1 hereof, exercising the Conversion Right and specifying (i) the total number of shares of Common Stock the Holder will purchase pursuant to such conversion and (ii) a place and date not less than one or more than 20 business days from the date of the Conversion Notice for the closing of such purchase.



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    (c) At any closing under Section 8(b) hereof, (i) the Holder will surrender this Warrant and (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, as provided in Section 4 above.

    (d) For the purposes hereof, "Current Market Price" means, as to any security on the date of determination thereof, the average of the closing prices of such security's sales on all principal United States securities exchanges on which such security may at the time be listed, or, if there shall have been no sales on any such exchange on any day, the last trading price of such security on such day, or if there is no such price, the average of the bid and asked prices at the end of such day, on the Nasdaq Stock Market, in each such case averaged for a period of 20 consecutive trading days prior to the day when the Current Market Price is being determined. If any time such security in not listed on any exchange or the Nasdaq Stock Market, the Current Market Price shall be deemed to be the fair value thereof determined by the board of directors of the Company in good faith, as of the most recent practicable date when the determination is to be made, taking into account the value of the Corporation as a going concern, and without taking into account any lack of liquidity of such security or any discount for a minority interest.

    9. Covenant of the Company. The Company covenants and agrees with Holder as follows:

        In case the Company shall propose (1) to declare a dividend on shares of Common Stock, or (2) to offer rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock or any other securities), or (3) to offer any shares of capital stock in a reclassification of shares of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), or (4) to effect any consolidation or merger into or with, or to effect any sale or other transfer, in one or more transactions, of more than 50% of the assets or net income of the Company and its subsidiaries (taken as a whole) to, any other person, or (5) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall provide to each registered holder of a Warrant, a notice of such proposed action, which shall specify the record date for the purpose of such dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (1) or (2) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

    10. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws, and not the laws of conflict, of the State of Delaware.

T-3 ENERGY SERVICES, INC.

By:
   --------------------------
Name:
Title:

Dated:             , 2001



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                         [FORM OF ELECTION TO PURCHASE]

                    (To be executed upon exercise of Warrant)

    The undersigned hereby irrevocably elects to exercise the right, represented
by this Warrant Certificate, to purchase        shares of Common Stock and
herewith tenders in payment for such shares a bank certified check or cashier's check payable to the order of Industrial Holdings, Inc. in the amount of $ . The undersigned requests that a certificate for such shares be registered in the name of whose address is and that such certificate (or any payment in lieu
thereof) be delivered to        whose address is        .

(Signature must conform in all respects to name of holder as specified on the face of the Warrant.)

Dated:

                          [FORM OF ELECTION TO CONVERT]

                  (To be executed upon conversion of Warrant.)

     The undersigned hereby irrevocably elects to exercise the Conversion Right,
represented by this Warrant Certificate, to purchase         shares of Common
Stock and herewith tenders in payment for such shares this Warrant Certificate, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of whose address is and that such certificate (or any payment in lieu thereof) be delivered to whose
address is         .

(Signature must conform in all respects to name of holder as specified on the face of the Warrant.)

Dated:



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